UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SWITCH & DATA FACILITIES COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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Frequently Asked Questions

Please take a moment to review the information we have provided below regarding the acquisition of Switch and Data. These questions will be updated as information becomes available. If you have specific questions,

please contact your immediate supervisor or send an email with your specific question. Questions will be addressed if possible; however, we may be unable to answer until after a closing or for legal reasons. The link to ask a question can be found on the landing page of the Intranet.

1.	Why is Equinix pursuing the acquisition of Switch and Data?

The transaction will enable Equinix to respond to customer demand in new and existing markets. It specifically accelerates the growth of the company through an immediate increase in the scope of a global service delivery platform in terms of markets served with 16 new markets in North America and leveraging the ecosystem of Equinix customers, an important element of the business model. Equinix may also achieve greater efficiencies of scale as a combined entity.

2.	Where is the overlap with existing Equinix markets?

Six markets: Chicago, Dallas, Los Angeles, New York, Silicon Valley and Washington DC

3.	What is the consideration to be paid Switch and Data stockholders and how will the acquisition be financed?

Equinix is exchanging a mix of cash and shares, depending upon the selection of the respective shareholders, subject to limitations on the amount of cash and shares that can be received. Please see the merger agreement for more detail.

4.	When will Switch and Data be fully integrated into Equinix?

The acquisition is anticipated to close by early 2010. Switch and Data has established a very strong business, and our goal is to leverage the best from both companies. We are actively working as a team to plan a successful integration effort.

5.	Do you expect any layoffs? Will Switch and Data management stay?

Both companies have built solid teams to provide high levels of service to the customer base. There are opportunities to reduce duplicative overheads, e.g. an integration team will work within both organizations to identify the most qualified employees to be part of the business.

6.	How does this change our business or my process today?

Until the deal closes, both companies will continue operating as separate companies. Longer term, Equinix and Switch and Data will be addressing integration plans.

7.	Will this acquisition impact the value of any stock options I may own?

Vested options will be exchanged for new options under a similar ratio as the ratio for converting Switch and Data shares into Equinix shares. We will provide more detail later in the process. Please see the merger agreement if you still have immediate questions.

8.	Will this acquisition impact our current bonus plan/incentive for 2009?

Each company has a bonus plan based on specific financial metrics and that will remain intact for the 2009 plan year.

9.	Is my job going away?

No decisions have been made regarding any specific positions or individuals at this time. However, the goal is to keep the best from both companies as we go forward.

10.	Will any of our locations be closed?

We are being acquired due to the strength of our business and customer relationships. No decisions regarding specific locations have been made at this time.

11.	Where can I go to find out more about Equinix?

www.Equinix.com

12.	What will happen to my current health benefits with Switch and Data?

Between now and close of the deal the two HR organizations will work together to create a transition plan.

13.	What will happen to my 401k once the acquisition is complete?

Between now and close of the deal the two HR organizations will work together to create a transition plan.

14.	Will my hire date with Switch and Data change after the acquisition?

No, your hire date will be carried forward.

15.	Does Equinix have an ESPP program? When can I enroll?

Yes, Equinix has an ESPP program and eligible employees are able to enroll during the next open enrollment following close.

Important Information for Investors and Shareholders

This communication may be deemed to be solicitation material in respect of the proposed transaction between Equinix and Switch & Data. In connection with the proposed transaction involving Equinix and Switch & Data, Equinix plans to file with the SEC a Registration Statement on Form S-4 containing a Proxy Statement/Prospectus and each of Equinix and Switch & Data plan to file with the SEC other documents regarding the proposed transaction. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Switch & Data. SWITCH & DATA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Switch & Data stockholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Equinix and Switch & Data through the website maintained by the SEC at www.sec.gov. In addition, Switch & Data stockholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Equinix by directing a request to Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, CA 94404, Attention: Investor Relations (telephone: 888-222-1162) or going to Equinix’s corporate website at www.equinix.com, or from Switch & Data by directing a request to Switch & Data Facilities Company, Inc., 1715 Westshore Boulevard, Suite 650, Tampa, FL 33607, Attention: Investor Relations (telephone: 866-797-2633) or going to Switch & Data’s corporate website at www.switchanddata.com.

Equinix, Switch & Data and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Equinix’s directors and executive officers is contained in its annual proxy statement filed with the SEC on April 23, 2009. Information regarding Switch & Data’s directors and executive officers is contained in Switch & Data’s annual proxy statement filed with the SEC on April 6, 2009. Additional information regarding the interests of such potential participants will be included in the Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).